UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004

MICROSEMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Morse Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(949) 221-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Cash Bonus Plan—On November 15, 2004, the Registrant approved fiscal year 2004 Cash Bonus Plan payments. Cash Bonus Plan compensation, before deducting withholdings, shall include compensation owing to our chief executive officer and to the other most-highly compensated executive officers as follows: $350,000 to James J. Peterson, $150,000 to Ralph Brandi; $150,000 to David Sonksen; $100,000 to John Holtrust; $70,000 to Steven Litchfield; $35,000 to John Petersen; and $25,000 to James Gentile. The Cash Bonus Plan is described in Exhibit 10.97, which is incorporated herein by reference.

The descriptions in this Report are qualified in their entirety by the respective related exhibits.

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On November 18, 2004, the Registrant issued a news release, which is attached to this report as Exhibit 99.1. The earnings release announces the Registrant’s results of operations for its fourth fiscal quarter of fiscal year 2004, and its full fiscal year 2004, each ended on September 26, 2004, and its financial condition at that date.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.97	Description of Cash Bonus Plan (1)

99.1	Earnings News Release dated November 18, 2004

(1)	Incorporated by reference to the like-numbered exhibit to the Form 8-K furnished by the Registrant to the SEC on September 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION
(Registrant)

Date: November 19, 2004

/s/ DAVID R. SONKSEN
(Signature)
David R. Sonksen,
Executive Vice President
Chief Financial Officer
Treasurer and Secretary
(Name and Title)

EXHIBIT INDEX

Exhibit No.	Description
10.97	Description of Cash Bonus Plan (1)

99.1	Earnings News Release dated November 18, 2004

(1)	Incorporated by reference to the like-numbered exhibit to the Form 8-K furnished by the Registrant to the SEC on September 24, 2004.